Exhibit 99

NEWS
FOR IMMEDIATE RELEASE
Contacts:
Greg Burns    Mark Nogal
Media Relations    Investor Relations
(847) 402-5600    (847) 402-2800

Allstate Announces June and Second Quarter 2020 Catastrophe Losses

NORTHBROOK, Ill., July 16, 2020 – The Allstate Corporation (NYSE: ALL) today announced estimated catastrophe losses for the month of June of $204 million, pre-tax ($161 million, after-tax).
Catastrophe losses occurring in June comprised ten events at an estimated cost of $181 million, pre-tax ($143 million, after-tax), plus unfavorable prior period reserve reestimates. Three severe wind and hail weather events, primarily impacting Texas, Pennsylvania and Alberta (Canada), accounted for approximately 50% of June estimated catastrophe losses.
Allstate previously announced $982 million, pre-tax ($776 million, after-tax), in estimated catastrophe losses for the months of April and May 2020, bringing estimated catastrophe losses for the second quarter 2020 to $1.19 billion, pre-tax ($937 million, after-tax).

Financial information, including material announcements about The Allstate Corporation, is routinely posted on www.allstateinvestors.com.

Forward-Looking Statements
This news release contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. We believe these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements may be found in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section in our most recent annual report on Form 10-K. Forward-looking statements are as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statement.
# # # #